                                                                    EXHIBIT 10.7


                           CANARGO ENERGY CORPORATION


                              INGALLS & SNYDER LLC

                                       AND

                               THE SECURED PARTIES













                           SECURITY INTEREST AGREEMENT
                                 (BANK ACCOUNT)







                                      ABX

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                                    CONTENTS



1     DEFINITIONS AND INTERPRETATION....................................1

2     GRANT OF SECURITY INTEREST........................................5

3     THE SECURED OBLIGATIONS...........................................5

4     DEBTOR'S REPRESENTATIONS AND WARRANTIES...........................6

5     DEBTOR'S COVENANTS................................................8

6     AUTHORITY.........................................................8

7     EVENTS OF DEFAULT.................................................9

8     ENFORCEMENT BY THE SECURED PARTIES...............................12

9     FURTHER ASSURANCE AND POWER OF ATTORNEY..........................14

10    SET-OFF..........................................................14

11    REDESIGNATION OF ACCOUNT.........................................15

12    SUSPENSE ACCOUNT.................................................15

13    SECURITY CONTINUING AND INDEPENDENT..............................15

14    REMEDIES AND WAIVER..............................................16

15    FEES, COSTS AND EXPENSES.........................................16

16    INDEMNITY AND LIABILITY..........................................16

17    RULING OFF.......................................................17

18    ILLEGALITY.......................................................18

19    CERTIFICATE OF SECURED PARTIES...................................18

20    AMALGAMATION AND CONSOLIDATION...................................18

21    CONVERSION OF CURRENCY...........................................18

22    AMENDMENT........................................................18

23    ASSIGNMENT.......................................................19

24    NOTICES..........................................................19

25    COUNTERPARTS.....................................................20

26    GOVERNING LAW AND JURISDICTION...................................20

SCHEDULE 1 ............................................................23

SCHEDULE 2 ............................................................25

                           SECURITY INTEREST AGREEMENT

THIS AGREEMENT is made on                                                   2005

BETWEEN

(1) CANARGO ENERGY CORPORATION a company incorporated under the laws of Delaware, having its registered office at 2711, Centreville Road, Suite 400, Wilmington, Delaware, 19808 USA (the "DEBTOR");

(2) INGALLS & SNYDER LLC a company formed under the laws of New York having its office at 61 Broadway, New York, New York, USA as agent for the Secured Parties (the "SECURITY AGENT"); and

(3) INGALLS & SNYDER VALUE PARTNERS L.P., NIKOLAOS D. MONOYIOS, THOMAS L. GIPSON, ARTHUR KOENIG, THOMAS L. GIPSON IRA, EVAN JANOVIC, ARTHUR ABLIN, FLEDGLING ASSOCIATES LLC, ADAM JANOVIC, NEIL JANOVIC, ANTHONY CORSO, JOHN GILMER, MARTIN SOLOMON all care of 61 Broadway, New York, NY 10006, USA as the purchasers (together the "SECURED PARTIES").

WHEREAS:

This Agreement is made between the parties hereto for the purposes of creating security over certain bank accounts of the Debtor at the Account Bank (as defined herein)

NOW IT IS HEREBY AGREED AS FOLLOWS:

1        DEFINITIONS AND INTERPRETATION

1.1 In this Agreement, the following words and expressions shall, except where the context otherwise requires, have the following meanings:

         "ACCOUNTS" means the Debtor's bank accounts numbered 011-660859-360 and 011-660859-202 at the Account Bank and any sub-account or any substituted account;

         "ACCOUNT BALANCES" means all sums at any time and from time to time standing to the credit of the Accounts and includes all interest accrued or accruing in the future thereon and any monies of the Debtor at the Account Bank (however described,


                                       1
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         designated or numbered) which derives in whole or in part from the
         Accounts or from any sum at any time standing to the credit of the Accounts;

         "ACCOUNT BANK" means HSBC Bank Plc of PO Box 31, 13 High Street, St. Peter Port, Guernsey;

         "AFFILIATE" has the meaning ascribed to it in the Note Purchase Agreement;

         "BUSINESS DAY" means any day on which commercial banks are open for full banking business in Guernsey;

         "CANARGO GROUP MEMBER" has the meaning ascribed to it in the Note Purchase Agreement;

         "CODE" has the meaning ascribed to it in the Note Purchase Agreement;

         "COLLATERAL" means the whole right, title, benefit and interest, present and future, of the Debtor in and under the Accounts and the Account Balances and all other income, interest and rights deriving from or incidental to the foregoing;

         "DEFAULT" has the meaning ascribed to it in the Note Purchase
         Agreement;

         "ENCUMBRANCE" means any mortgage, charge, pledge, lien, assignment, hypothecation, title retention, security interest, trust arrangement or any other agreement or arrangement which has the effect of creating security;

         "ERISA" has the meaning ascribed to it in the Note Purchase Agreement;

         "ERISA AFFILIATE" has the meaning ascribed to it in the Note Purchase Agreement;

         "EVENTS OF DEFAULT" means any of the events or circumstances specified in Clause 7;

         "FOREIGN PENSION PLAN" has the meaning ascribed to it in the Note Purchase Agreement;

         "KNOWLEDGE" has the meaning ascribed to it in the Note Purchase Agreement;

         "LAW" means the Security Interests (Guernsey) Law, 1993;

         "LIEN" has the meaning ascribed to it in the Note Purchase Agreement;

         "LOAN DOCUMENTS" has the meaning ascribed to it in the Note Purchase Agreement;

         "MATERIAL" shall have the meaning ascribed to it in the Note Purchase Agreement;

         "MATERIAL ADVERSE EFFECT" has the meaning ascribed to it in the Note Purchase Agreement;

         "MULTIEMPLOYER PLAN" has the meaning ascribed to it in the Note Purchase Agreement;

         "NOTE PURCHASE AGREEMENT" means the note purchase agreement dated as of the date hereof between the Debtor and the Secured Parties;

         "NOTES" mean the senior secured notes issued to the Secured Parties pursuant to the Note Purchase Agreement;

         "OBLIGATIONS" has the meaning ascribed to it in the Note Purchase Agreement;

         "PERSON" has the meaning ascribed to it in the Note Purchase Agreement;

         "PLAN" has the meaning ascribed to it in the Note Purchase Agreement;

         "PROPERTIES" has the meaning ascribed to it in the Note Purchase Agreement;

         "REDEMPTION PRICE" has the meaning ascribed to it in the Note Purchase Agreement;

         "REQUIRED HOLDERS" means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Debtor, any of its Subsidiaries or any of its Affiliates);

         "RESPONSIBLE OFFICER" has the meaning ascribed to it in the Note Purchase Agreement;

         "SECURED OBLIGATIONS" shall have the meaning given to it in Clause 3;

         "SECURITY DOCUMENTS" has the meaning ascribed to it in the Note Purchase Agreement;

         "SECURITY PERIOD" means the period commencing on the date hereof and terminating on the date upon which the Required Holders shall have determined that all of the


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         Secured Obligations have been irrevocably and indefeasibly paid, performed and discharged in full; and

         "SUBSIDIARY" has the meaning ascribed to it in the Note Purchase Agreement.

1.2 The Secured Parties shall be the "SECURED PARTIES", the Debtor shall be the "DEBTOR" and the Events of Default shall be the "EVENTS OF DEFAULT" for the purposes of the Law.

1.3 References to the Secured Parties include their successors and assigns. References to the Debtor include its successors and permitted assigns, if any.

1.4 Words and expressions not otherwise defined in this Agreement shall be construed in accordance with the Law.

1.5 Except where the context otherwise requires, words denoting the singular include the plural and vice versa, words denoting a gender include every gender and references to persons include bodies corporate and unincorporate.

1.6 References to Recitals, Clauses and Schedules are, unless the context otherwise requires, references to recitals and clauses hereof and schedules hereto and references to sub-clauses are, unless otherwise stated, references to the sub-clause of the clause in which the reference appears.

1.7 The Recitals and Schedule form part of this Agreement and shall have the same force and effect as if they were expressly set out in the body of this Agreement and any reference to this Agreement shall include the Recitals and Schedule.

1.8 Any reference to this Agreement or to any agreement or document referred to in this Agreement shall be construed as a reference to such agreement or document as amended, varied, modified, supplemented, restated, novated or replaced from time to time.

1.9 Any reference to any statute or statutory provision shall, unless the context otherwise requires, be construed as a reference to such statute or statutory provision as the same may have been or may be amended, modified, extended, consolidated, re-enacted or replaced from time to time.

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1.10     Clause headings and the index are inserted for convenience only and shall not affect the construction of this Agreement.

2        GRANT OF SECURITY INTEREST

2.1 Without affecting, and in addition to, each Secured Party's other rights under or pursuant to this Agreement, for the purpose of granting each Secured Party a first priority security interest in the Collateral pursuant to the Law, the Debtor hereby assigns the Collateral to the Security Agent for the ratable benefit of the Secured Parties.

2.2 Upon the expiry of the Security Period, the Security Agent shall, at the request and expense of the Debtor, assign, transfer or otherwise make over title to the Collateral to the Debtor, without recourse or warranty, executing such documents as may be required to release the security created by this Agreement and shall thereby discharge the security created hereunder.

3        THE SECURED OBLIGATIONS

         The grant of security interest set out in Clause 2.1 shall secure the Debtor's obligation under the Note Purchase Agreement as a continuing security for the payment and/or discharge of, the Notes and of all other present or future obligations, monies and liabilities of the Debtor to the Secured Parties which shall for the time being (and whether on or at any time after such demand) be or become due, owing or incurred to any Secured Party by the Debtor whether actually or contingently, solely or jointly with any other person or as principal or surety and including interest (whether simple or compound and as well after as before judgment) together with discount, commission and all other lawful charges and expenses (including, without limitation, legal fees and other professional fees plus disbursements) of the Secured Parties under the Note Purchase Agreement (together the "SECURED OBLIGATIONS").

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4        DEBTOR'S REPRESENTATIONS AND WARRANTIES

         The Debtor hereby represents and warrants to each Secured Party on the date hereof that:

         (a) the Debtor is a body corporate duly incorporated and validly existing under the laws of Delaware and all corporate and other action required to authorise the execution and delivery of this Agreement and the perfection of the security intended to be created hereunder has been duly taken;

         (b) this Agreement constitutes the legal, valid and binding obligations of the Debtor, and constitutes a valid first priority security interest in the Collateral under the Law, enforceable against the Debtor in accordance with its terms;

         (c) no event has occurred or circumstance exists which constitutes or with the giving of notice or lapse of time or both would constitute an Event of Default;

         (d) the Debtor is the sole legal and beneficial owner of and has good title to the Collateral subject only to the rights granted in favour of the Secured Parties by this Agreement and save as permitted under the Note Purchase Agreement including without limitation the security interest agreement between the Debtor and HSBC International Limited dated February 2, 2005;

         (e) save as permitted under the Note Purchase Agreement including without limitation the security interest agreement between the Debtor and HSBC International Limited dated February 2, 2005, the Collateral is free from all Encumbrances and rights of set-off other than those created by this Agreement in favour of the Secured Parties;

         (f) the Debtor has the necessary power to execute, deliver and perform its obligations under this Agreement; and the execution, delivery and performance by the Debtor of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action;

         (g) all necessary authorisations or approvals or other actions by and notices or filings with any governmental authority, regulatory body or any other third

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                  party to enable the Debtor to execute, deliver and perform this Agreement and the perfection of the security interest created hereunder have been obtained and are in full force and effect;

         (h) the execution, delivery and performance by the Debtor of this Agreement and the consummation by the Debtor of the transactions contemplated hereby do not:

                  (i) require any consent or approval of any Person that has not been obtained and each such consent or approval that has been obtained is in full force and effect;

                  (ii) violate any provision of the Certificate of Incorporation or By-laws of the Debtor;

                  (iii) violate any provision of any statute, regulation, order, injunction or judgement applicable to the Debtor which violation could reasonably be expected to have a Material Adverse Effect; or

                  (iv) violate, result in a breach of or constitute a default under any mortgage, indenture or any other material agreement to which the Debtor is a party or by which it or its property may be bound which violation or breach could reasonably be expected to have a Material Adverse Effect.

         (i) there are no actions, suits, litigation, administrative proceedings or other proceedings at law or in equity or by or before any governmental authority or arbitral tribunal now pending, or to the Knowledge of the Debtor, threatened against or affecting the Collateral which could reasonably be expected to have a Material Adverse Effect.

5        DEBTOR'S COVENANTS

         The Debtor covenants and undertakes to the Secured Parties that:

         (a) contemporaneously with the execution and delivery of this Agreement it shall deliver to the Account Bank a notice materially in the form set out in Part I of the Schedule.

         It shall not, save with the prior written consent of the Required
         Holders:

                  (i) in any way, except as set out in this Agreement or in the Note Purchase Agreement, create an Encumbrance over the Collateral or any part thereof; or

                  (ii) after the occurrence of an Event of Default which is continuing negotiate, settle or waive any claim for loss, damage or other compensation affecting the Collateral or any part thereof;

         (b) it shall do everything in its power to prevent any person from becoming entitled to claim any right over the Collateral or any part thereof; and

         (c)      it shall do everything necessary to permit the Security Agent:

                  (i) to confirm or protect the interests of the Secured Parties in the Collateral; and

                  (ii) to exercise any of its or the Secured Parties' rights under this Agreement.

6        AUTHORITY


6.1 Notwithstanding any other provisions hereof, until the occurrence of an Event of Default which is thereafter continuing unremedied and unwaived, the Debtor shall be free, at any time and from time to time, to withdraw all or any part of the Account Balances and the Security Agent shall act and exercise all rights in respect of the Collateral, including withdrawing any part or all of the Account Balances, only upon the written instructions of the Debtor.

         At any time following the occurrence of an Event of Default which is continuing, except with the written authorisation of the Required
         Holders:

         (a) the Debtor shall not be authorised to, and shall not, give instructions or exercise its rights in respect of the Collateral; and

         (b) the Security Agent shall act and exercise its rights in respect of the Collateral, including withdrawing any part or all of the Account Balances, only upon the written instructions of the Required Holders.

7        EVENTS OF DEFAULT

         There shall be an Event of Default if there occurs or exists any event described as or constituting an Event of Default under the Note Purchase Agreement namely:

         (a) the Debtor defaults in the payment of any principal at the applicable Redemption Price (if any) on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

         (b) the Debtor defaults in the payment of any interest on any Note or in the payment of any expenses due hereunder or under any Security Document for more than five Business Days after the same becomes due and payable; or

         (c) the Debtor defaults in the performance of or compliance with any term contained in sections 9.6, 10.11, 11.2, 11.3, 11.4, 11.6, 11.7, 11.8, 11.9, 11.10 or 11.11 of the Note Purchase
                  Agreement (an extract of such sections from the Note Purchase Agreement are set out in Schedule 2 hereof); or

         (d) the Debtor defaults in the performance of or compliance with any term contained in the Note Purchase Agreement (other than those referred to in paragraphs (a), (b) and (c) above) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual and not constructive knowledge of such default and (ii) the Debtor receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to paragraph (d) of Section 12 of the Note Purchase Agreement); or

         (e) any representation or warranty made in writing by or on behalf of the Debtor or any other CanArgo Group Member or by any officer of the Debtor or any other CanArgo Group Member in the Note Purchase Agreement, in any Security Document or in writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any Material respect on the date as of which made; or

         (f) the Debtor or any other CanArgo Group Member (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

         (g) a court or governmental authority of competent jurisdiction enters an order appointing a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Debtor or any other CanArgo Group Member, or any such petition shall be filed against the Debtor or any other CanArgo Group Member and such petition shall not be dismissed or stayed pending appeal within 90 days, or are not discharged within 60 days after the expiration of such stay; or

         (h) a final judgment or judgments for the payment of money aggregating in excess of US$2,500,000 (to the extent not covered by insurance) are rendered against the Debtor or any other CanArgo Group Member and which judgments are not, within 90 days after entry thereof, bonded, discharged, finally settled or

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                  stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

         (i) if (i) any Plan subject to ERISA shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan subject to ERISA shall have been or is reasonably expected to be filed with the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto ("PBGC") or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any such Plan or the PBGC shall have notified the Debtor or any ERISA Affiliate or other Affiliate that a Plan subject to ERISA may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans subject to ERISA, determined in accordance with Title IV of ERISA shall exceed US$500,000,
                  (iv) the Debtor or any ERISA Affiliate or other Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans subject to ERISA in excess of $500,000, (v) the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan maintained by the Debtor or an ERISA Affiliate, determined as of the end of its most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, exceeds the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities by US$500,000 or more, (vi) either the Debtor or any other CanArgo Group Member incurs a Material liability pursuant to any Foreign Pension Plan which could reasonably be expected to have a Material Adverse Effect,
                  (vii) the Debtor or any ERISA Affiliate or other Affiliate withdraws from any Multiemployer Plan, or (viii) the Debtor or any other CanArgo Group Member establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Debtor or any other CanArgo Group Member thereunder in any Material respect and any such event or


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                  events described in clauses (i) through (viii) above, either individually or together with any other such event or events, has a Material Adverse Effect;

         (j) (i) the Note Purchase Agreement, the Notes, any Security Document, or any other Loan Document ceases to be in full force and effect (except in accordance with its terms) or is declared null and void or the validity or enforceability is contested or challenged by the Debtor, any Affiliate of the Debtor or any of their respective partners or shareholders;
                  (ii) the Debtor denies that it has any further liability or obligation under any of the Loan Documents prior to the indefeasible satisfaction in full of all Obligations under the Loan Documents; or (iii) any of the Liens and security interest granted to the Secured Parties under the Security Documents cease to be valid or perfected or cease to have the priority required hereby or under the Security Documents prior to the indefeasible satisfaction in full of all Obligations under the Loan Documents, other than as a result of the action or omission by any of the Secured Parties or holder; or

         (k) the Debtor or any other CanArgo Group Member modifies or amends any of its constitutional documents in any Material manner without the Required Holders' prior written consent, unless any such amendment will not result in a Default or Event of Default (without regard to this paragraph) and will not adversely affect the rights of the holders under the Loan Documents; or

         (l) a change occurs in the consolidated financial condition of the Debtor or in the physical, operational or financial status of the Properties, which change is not otherwise described in this section and has a Material Adverse Effect and which has not been remedied pursuant to paragraph (d) above.

8        ENFORCEMENT BY THE SECURED PARTIES

8.1 At any time following the occurrence of an Event of Default which is thereafter continuing unremedied and unwaived and provided that the Security Agent has served on the Debtor a notice specifying the particular Event of Default complained of:

         (a) the power of sale or application under the Law shall become exercisable over the Collateral without any order of the Royal Court of Guernsey;


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         (b)      the power of sale or application may be exercised in such
                  manner and for such consideration (whether payable immediately, by instalments or otherwise deferred) as the Required Holders shall in their absolute discretion determine and, in particular, the Required Holders shall be entitled to appropriate the Account Balances and apply the same in accordance with the Law;

         (c) for the purposes of this Agreement, references to the exercise of the "POWER OF SALE OR APPLICATION" shall include any method or process by which value is given, allowed or credited by the Required Holders for the Collateral against the Secured Obligations;

         (d) the Security Agent, acting upon the written instructions of the Required Holders, may exercise and be entitled to any and all rights of an owner of the Collateral subject hereto; and

         (e) the Security Agent may, acting upon the written instructions of the Required Holders, collect, receive or compromise and give a good discharge for any and all monies and claims for monies due and to become due for the time being comprised in the Collateral subject hereto.

8.2 Neither the Security Agent nor the Required Holders shall be under any liability to the Debtor for any failure to apply and distribute the monies representing the proceeds of sale or application of the Collateral in accordance with the Law if the Required Holders direct the Security Agent to apply and distribute such proceeds in good faith without further enquiry and in accordance with the information expressly known to them at the time of the application and distribution.

8.3 The exercise by the Secured Parties of any right or power of sale or application under this Clause 8 shall not constitute a waiver or release of nor the exercise of any other right or power of sale or application held by any Secured Party unless expressly stated in writing.

8.4 For the purposes of this Clause 8, time shall be of the essence with regard to the performance by the Debtor of the Secured Obligations.


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9        FURTHER ASSURANCE AND POWER OF ATTORNEY

9.1 The Debtor agrees that it shall from time to time upon the written request of the Required Holders promptly do all such things and execute and deliver all such instruments and documents (including, without limitation, any replacement or supplemental security) as the Required Holders may consider necessary or desirable for creating the security contemplated hereby, giving full effect to this Agreement or for securing or protecting the rights of the Secured Parties hereunder.

9.2 In accordance with the Powers of Attorney and Affidavits (Bailiwick of Guernsey) Law, 1995 (the "POWERS OF ATTORNEY LAW"), for the purpose of facilitating the exercise of the powers of the Secured Parties under the Law and the powers given pursuant to this Agreement, the Debtor hereby irrevocably appoints the Security Agent, acting upon the written instructions of the Required Holders, as the Debtor's true and lawful attorney (with full power of substitution and delegation) with authority in the name of and on behalf of the Debtor upon the occurrence of an Event of Default which is continuing to sign, execute, seal, deliver, complete, acknowledge, file, register and perfect any and all assurances, documents, transfers, instruments, agreements, certificates and consents whatsoever and to do any and all such acts and things in relation to any matters dealt with in this Agreement and which the Required Holders may deem necessary or advisable in order to give full effect to this Agreement (including, without limitation, anything referred to in Clause 8 (Enforcement by the Secured Parties)) and anything to perfect the Secured Parties' security over the Collateral. The Debtor further covenants with the Secured Parties to ratify and confirm any lawful exercise or purported exercise of this power of attorney.

10       SET-OFF

         Without affecting and in addition to the grant of security interest and the other rights of the Secured Parties under or pursuant to this Agreement, the Security Agent may, upon the written instructions of the Required Holders, at any time after the occurrence of an Event of Default which is continuing set off the Account Balances in or towards the discharge of the Secured Obligations and such right of set off may be exercised by the Security Agent, upon the written instructions of the Required Holders, at any time after the occurrence of an Event of Default which is continuing without any prior

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         notice to the Debtor, provided that the Security Agent shall notify the
         Debtor of any exercise of such right of set off.

11       REDESIGNATION OF ACCOUNT

         The Debtor agrees that, if for any reason any of the Accounts is redesignated or renumbered, all of the terms of this Agreement shall apply to the redesignated or renumbered account as if all sums at any time standing to the credit of the redesignated or renumbered account form part of the Account Balances.

12       SUSPENSE ACCOUNT

         All monies received, recovered or realised by the Security Agent under this Agreement may, at the discretion of the Required Holders, be credited to a separate or suspense account for so long as the Required Holders may think fit without any intermediate obligation on the part of the Secured Parties or the Security Agent to apply the same in or towards payment and discharge of the Secured Obligations.

13       SECURITY CONTINUING AND INDEPENDENT

         The security constituted by this Agreement:

         (a) shall not be discharged by any partial or intermediate payment or performance of the Secured Obligations;

         (b) shall take effect as a security for the whole and every part of the payment or performance of the Secured Obligations and shall be independent of and in addition to, and it shall not be prejudiced or be affected by and shall not affect or prejudice, any other security now or hereafter held by any Secured Party in respect of the payment or performance of all or any part of the Secured Obligations; and

         (c) shall not be in any way discharged, impaired or otherwise affected by reason of any of the Secured Obligations becoming illegal, void, voidable, invalid or unenforceable or by reason of any other act, circumstance or omission which might but for provisions of this Clause constitute a discharge of such security.

14       REMEDIES AND WAIVER

         Time shall be of the essence of this Agreement but no failure by the Security Agent or any Secured Party to exercise, nor any delay by the Security Agent or any Secured Party in exercising, any right or remedy hereunder shall operate as a waiver hereof nor shall any single or partial exercise prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies provided by law, which may be exercised at the Required Holders' discretion.

15       FEES, COSTS AND EXPENSES

15.1 Subject to the provisions of Section 10.9 of the Note Purchase Agreement, the Debtor agrees to reimburse the Security Agent on demand for all fees (including legal fees), costs and expenses incurred by the Security Agent in connection with or relating to the negotiation, preparation and/or execution of this Agreement, the creation, preservation and/or enforcement of any of the Secured Party's rights under this Agreement or the exercise or purported exercise of any of the powers arising pursuant to this Agreement.

15.2 All such fees, costs and expenses shall be reimbursed by the Debtor on a full indemnity basis.

16       INDEMNITY AND LIABILITY

16.1 The Debtor will indemnify and keep indemnified the Secured Parties and the Security Agent and/or its nominees (if any) on demand against each and every loss, action, claim, expense, cost and liability which the Secured Parties and the Security Agent and/or its nominees may incur (as holder of the Collateral) or which may be properly incurred in or in connection with the preservation and/or enforcement of any of the Secured Parties rights under this Agreement or flowing from the exercise or purported exercise of any of the powers arising under any of the provisions of this Agreement save where such loss, action, claim, expense, cost or liability arises as the result of the gross negligence or wilful misconduct of the Security Agent or any of the Secured Parties.

16.2     Without prejudice to any other provision hereof:

         (a) the obligations of the Security Agent to the Secured Parties and to the Debtor shall not be and/or shall be deemed not to be fiduciary in nature;

         (b) the provisions of the Trusts (Guernsey) Law, 1989 shall not apply to the Security Agent in respect of its duties under this Agreement; and

         (c) the obligations of the Security Agent to the Secured Parties and to the Debtor shall be limited to (a) its obligations as expressed in this Agreement and (b) acting in accordance with the written authorisation of the Required Holders, where such authorisation is required.

16.3 Notwithstanding any other provision hereof neither the Security Agent nor its nominees nor any of the Secured Parties shall be liable by reason of (a) taking any action permitted by this Agreement, (b) any neglect or default in connection with the Collateral or (c) the taking possession or realisation of all or any part of the Collateral, except in the case of gross negligence or wilful default upon their part.

17       RULING OFF

         In the event of the affairs of the Debtor being declared en etat de desastre or the commencement of any form of bankruptcy or insolvency proceeding affecting the Debtor or of all or any part of this Agreement ceasing for any reason to be binding on the Debtor or if the Security Agent receives notice (actual or otherwise) of any other or subsequent Encumbrance affecting the Collateral, the Required Holders may at any time rule off the Debtor's obligations and then subsisting account or accounts of the Debtor with the Secured Parties and open a new account or accounts in the name of the Debtor. No monies paid in respect of such new account or accounts shall thereby discharge or reduce the amount recoverable pursuant to this Agreement. If the Required Holders in any of the above cases do not rule off the obligations of the Debtor or open any new account or accounts, it shall nevertheless be treated as if they had done so at the time when they first had notice (actual or otherwise) of the event in question and all payments made by or on behalf of the Debtor to the Security Agent for the rateable benefit of the Secured Parties shall be treated as having been credited to the new account or accounts and shall not operate to reduce the amount recoverable pursuant to this Agreement.

18       ILLEGALITY

         If at any time one or more of the provisions of this Agreement becomes invalid, illegal or unenforceable in any respect, that provision shall be severed from the remainder and the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any way.

19       CERTIFICATE OF SECURED PARTIES

         Any certificate submitted by the Security Agent to the Debtor as to the amount of the Debtor's obligations or any part of them shall (in the absence of manifest error) be conclusive and binding on the Debtor at the relevant time.

20       AMALGAMATION AND CONSOLIDATION

         The rights and benefits of each Secured Party under this Agreement shall remain valid and binding for all purposes notwithstanding any change, amalgamation, consolidation, migration or otherwise which may be made in the constitution of such Secured Party and shall be available to such entity as shall carry on the business of that Secured Party for the time being.

21       CONVERSION OF CURRENCY

         All monies received or held by the Security Agent subject to this Agreement may at any time, after the occurrence of an Event of Default, be converted into such other currency as the Required Holders consider necessary or desirable to satisfy the Secured Obligations in that other currency at the then prevailing spot rate of exchange of the Account Bank (as conclusively determined by the Required Holders) for purchasing that other currency with the original currency.

22       AMENDMENT

         No variation or amendment of this Agreement shall be valid unless in writing and signed by or on behalf of Debtor and the Security Agent acting upon written instructions of the Required Holders.

23       ASSIGNMENT

23.1 Any Secured Party at any time may grant a participation in or make an assignment or transfer or otherwise dispose of, the whole or any part of its rights and benefits under this Agreement. Subject to the provisions of Section 21 of the Note Purchase Agreement for the purpose of any such participation, assignment, transfer or disposal, the Security Agent may disclose information about the Debtor and the financial condition of the Debtor as may have been made available to the Security Agent by the Debtor or which is otherwise publicly available.

23.2 Except with the written consent of the Required Holders, the Debtor shall not assign or transfer all or any part of its rights, benefits and/or obligations under this Agreement.

24       NOTICES

         All notices with respect to this Agreement shall be delivered by hand or sent by first class post to the address of the addressee as set out in this Agreement with respect to the Security Agent or Section 19 in the Note Purchase Agreement or to such other address as the addressee may from time to time have notified for the purpose of this Clause 24 or to any other "PROPER ADDRESS" as defined in the Law, or sent by facsimile transmission ("FAX") and shall be deemed to have been received:

         (a) if sent by first class prepaid post, five Business Days after posting;

         (b)      if delivered by hand, on the day of delivery; and

         (c) if sent by fax, at the time of transmission provided that the sender shall receive a successful transmission report.

         If the Debtor is a body corporate registered outside the Island of Guernsey, it shall appoint a process agent in the Island of Guernsey to accept service of notices pursuant to this Agreement on its behalf, such appointment to take effect from the date of this Agreement, and it shall promptly notify the Security Agent in writing of the identity and address of such process agent from time to time.

25       COUNTERPARTS

         This Agreement may be executed in any number of counterparts each of which shall be an original but which shall together constitute one and the same instrument.

26       GOVERNING LAW AND JURISDICTION

26.1 This Agreement shall be governed by and construed in accordance with the laws of the Island of Guernsey and the parties hereby irrevocably agree for the exclusive benefit of the Secured Parties that the courts of the Island of Guernsey are to have jurisdiction to settle any disputes which arise out of or in connection with this Agreement and that accordingly any suit, action or proceeding arising out of or in connection with this Agreement (in this Clause referred to as "PROCEEDINGS") may be brought in such court.

26.2 Nothing contained in this Clause shall limit the right of any Secured Party to take Proceedings against the Debtor or the Company in any other court of competent jurisdiction nor shall the taking of proceedings in one or more jurisdiction preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

26.3 The Debtor irrevocably waives (and irrevocably agrees not to raise) any objection which either may have now or hereafter to laying of the venue of any Proceedings in any such court as referred to in this Clause and any claim that any such Proceedings have been brought in an inconvenient forum and further irrevocably agree that a judgment in any Proceedings brought in any such court as is referred to in this Clause shall be conclusive and binding upon the Debtor and may be enforced in the court of any other jurisdiction.

AS WITNESS WHEREOF have caused this Agreement to be duly executed the day and year first above written.

SIGNED for and on behalf of
INGALLS & SNYDER LLC
by:

Name:
                                                  ------------------------------

Title:



SIGNED for and on behalf of
CANARGO ENERGY CORPORATION
by:

Name:
                                                  ------------------------------

Title:



SIGNED for and on behalf of
INGALLS & SNYDER VALUE
PARTNERS L.P.
by:

Name:
                                                  ------------------------------

Title:



SIGNED by
NIKOLAOS D MONOYIOS
                                                  ------------------------------


SIGNED by
THOMAS L GIPSON
                                                  ------------------------------
SIGNED by
ARTHUR KOENIG

                                                  ------------------------------


SIGNED by
THOMAS L GIPSON IRA
                                                  ------------------------------

SIGNED by
EVAN JANOVIC
                                                  ------------------------------



SIGNED by
ARTHUR ABLIN
                                                  ------------------------------



SIGNED for and on behalf of
FLEDGLING ASSOCIATES LLC
by:

Name:
                                                  ------------------------------

Title:



SIGNED by
ADAM JANOVIC
                                                  ------------------------------



SIGNED by
NEIL JANOVIC
                                                  ------------------------------



SIGNED by
ANTHONY CORSO
                                                  ------------------------------



SIGNED by
JOHN GILMER
                                                  ------------------------------



SIGNED by
MARTIN SOLOMON
                                                  ------------------------------

                                   SCHEDULE 1





TO:       HSBC BANK PLC, PO BOX 31, 13 HIGH STREET, ST PETER PORT, GUERNSEY

          (the "ACCOUNT BANK")

FROM:     CANARGO ENERGY CORPORATION (the "DEBTOR");

AND FROM: INGALLS & SNYDER LLC (the "SECURITY AGENT")

1. We hereby give you notice that, pursuant to a security interest agreement dated July 2005 (the "SECURITY INTEREST Agreement") made between the Security Agent, the Secured Parties and the Debtor, the Debtor has assigned to the Security Agent title to a bank account in the Debtor's name with you, accounts numbered 011-660859-360 and 011-660859-202 and any sub-account or substituted account (the "ACCOUNTS"), including all interest accrued or accruing in the future thereon and any monies of the Debtor (however described, designated or numbered) which derive in whole or part from the Accounts or from any sum standing to the credit of the Accounts, and the beneficial interest and all other rights of the Debtor therein.

2. We irrevocably and unconditionally authorise and instruct you (notwithstanding any previous instructions of any kind which the Debtor may have given to you):

         (a) to disclose to the Security Agent such information relating to the Accounts as it may from time to time require;

         (b) with effect from the time the Security Agent gives written notice to you that an Event of Default for the purpose of the Security Agreement has occurred:

                  (i) to hold the Accounts and all monies comprised therein to the order of the Security Agent; and

                  (ii) to release and deliver the monies held by you from time to time in the Accounts to the Security Agent or to the Security Agent's order and to comply with the Security Agent's instructions generally without any enquiry by you as to the justification or validity of such instructions;

                  (iii) that until such time as you have received a notice from the Security Agent referred to in this paragraph
                           (b), you shall be permitted and authorised to act in accordance with all proper instructions pursuant to the existing mandates held by you in respect of the Accounts;

         (c) the Security Agent shall, from time to time, provide you with a list of authorised signatories and specimen signatures for the purpose of the communication of instructions, notices or directions by the Security Agent as set out above.

3. This notice may be executed in any number of counterparts and by each party on a separate counterpart each of which counterparts when so executed and delivered shall be an original but all such counterparts shall together constitute one and the same instrument.

This notice shall be governed by the laws of the Island of Guernsey.

Date:    [date]



For and on behalf of
CANARGO ENERGY CORPORATION




For and on behalf of
INGALLS & SNYDER LLC

                                   SCHEDULE 2


                    EXTRACTS FROM THE NOTE PURCHASE AGREEMENT

SECTION 9.6       CHANGE IN CONTROL

                  (a) NOTICE OF CHANGE IN CONTROL OR CONTROL EVENT. CanArgo Energy Corporation will, within five Business Days after any Responsible Officer has actual and not constructive knowledge of the occurrence of any Change in Control or Control Event, give written notice of such Change in Control or Control Event to each holder of Notes unless notice in respect of such Change in Control (or the Change in Control contemplated by such Control Event) shall have been given pursuant to subparagraph (b) of this Section
                           9.6. If a Change in Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in Section 9.6(c) and shall be accompanied by the certificate described in Section 9.6(f).

                  (b) CONDITION TO COMPANY ACTION. CanArgo Energy Corporation will not take any action that consummates or finalises a Change in Control unless: (i) at least 15 Business Days prior to such action it shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes as described in Section 9.6(c) accompanied by the certificate described in Section 9.6(f), and (ii) contemporaneously with the action taken to consummate or finalise any such Change in Control, it prepays all Notes required to be prepaid in accordance with this Section 9.6.

                  (c) OFFER TO PREPAY NOTES. The offer to prepay Notes contemplated by subparagraphs (a) and (b) of this
                           Section 9.6 shall be an offer to prepay, in accordance with and subject to this Section 9.6 all, but not less than all, the Notes held by each holder (in this case only, "holder" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the "Proposed Prepayment Date"). If such Proposed Prepayment Date is in connection with an offer contemplated by subparagraph (a) of this Section 9.6, such date shall be not less than 30 days and not more than 90 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the 30th day after the date of such offer).

                  (d) ACCEPTANCE. A Purchaser may accept the offer to prepay made pursuant to this Section 9.6 by causing notice of such acceptance to be delivered to CanArgo Energy Corporation at least 15 days prior to the Proposed Payment Date. A failure by a Purchaser to respond to an offer to prepay made pursuant to this
                           Section 9.6 shall be deemed to constitute an acceptance of such offer by such Purchaser.

                  (e) PREPAYMENT. Prepayment of the Notes to be prepaid pursuant to this Section 9.6 shall be the Redemption Price of such Notes, together with interest on such Notes accrued to the date of prepayment. The prepayment shall be made on the Proposed Prepayment Date.

                  (f) OFFICER'S CERTIFICATE. Each offer to prepay the Notes pursuant to this Section 9.6 shall be accompanied by a certificate, executed by a Senior Financial Officer of CanArgo Energy Corporation and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this
                           Section 9.6; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section 9.6 have been fulfilled; and (vi) in reasonable detail, the nature and date or proposed date of the Change of Control.

                  (g) EFFECT ON REQUIRED PAYMENTS. The amount of each payment of the principal of the Notes made pursuant to this Section 9.6 shall be applied against and reduce each of the then remaining principal payments due pursuant to Section 9.6 by a percentage equal to the aggregate principal amount of the Notes so paid divided by the aggregate principal amount of the Notes outstanding immediately prior to such payment.

                  (h) "CHANGE IN CONTROL" DEFINED. "Change in Control" means (a) CanArgo Energy Corporation shall at any time cease to be a publicly held company or cease to have its capital stock traded on an exchange; or (b) a transaction or series of related transactions pursuant to which: (i) at least fifty-one percent (51%) of the outstanding shares of Common Stock of CanArgo Energy Corporation or, on a fully diluted basis, shall subsequent to the date of the Note Purchase Agreement be owned by any Person (as hereinafter defined) which is not related to or Affiliated with CanArgo Energy Corporation; (ii) CanArgo Energy Corporation merges into or with, consolidates with or effects any plan of share exchange or other combination with any Person which is not related to or Affiliated with CanArgo Energy Corporation, or (iii) CanArgo Energy Corporation disposes of all or substantially all of its assets other than in the ordinary course of business.

                  (i)      "CONTROL EVENT" DEFINED. "Control Event" means:

                           (i) the execution of any CanArgo Group Member of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change in Control, or

                           (ii) the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control.

SECTION 10.11     TERMINATION OF CORNELL FACILITIES.

                  Within ten Business days after the Closing, CanArgo Energy Corporation shall deliver to Purchasers: (a) reasonably satisfactory evidence of the payment of all CanArgo Energy Corporation's obligations under the Cornell Facility and any other agreements relating to or arising out of the Cornell Facility by the payment of the Cornell Facility in full and in cash with the proceeds from the issuance of the Notes; and (b) a copy of the notice of termination delivered under the Cornell Facility.

SECTION 11.2      MERGER, CONSOLIDATION, ETC.

                  CanArgo Energy Corporation will not, and will not permit any other CanArgo Group Member to, consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person (except that a Material Subsidiary of CanArgo Energy Corporation may: (x) consolidate with or merge with, or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to, another Material Subsidiary or CanArgo Energy Corporation; and (y) convey, transfer or lease all of its assets in compliance with the provisions of Section 11.8 provided immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing).

SECTION 11.3      LIENS.

                  CanArgo Energy Corporation will not, and will not permit any other CanArgo Group Member to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of CanArgo Energy Corporation or any such other CanArgo Group Member, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except:

                  (a) Liens for taxes, assessments or other governmental charges or levies the payment of which is not at the time required by Section 10.4;

                  (b) statutory Liens of landlords, Governmental Authorities and Liens of carriers, operators, vendors, equipment lessors, warehousemen, mechanics, repairmen, suppliers, workers, construction materialmen and other similar Liens and other like Liens incident of the exploration, development, operation and maintenance of oil and gas properties, in each case, incurred in the ordinary course of business for sums not yet due or the payment of which is not at the time required by Section 10.4;

                  (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business:
                           (i) in connection with workers' compensation, unemployment insurance and other types of social security or retirement benefits, or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, trade contracts, leases (other than Capital Leases), government contracts, performance bonds, purchase construction or sales contracts, regulatory obligations and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of the property;

                  (d) any attachment or judgment Lien, not giving rise to an Event of Default;

                  (e) leases or subleases granted to others, easements, reservations, servitudes, permits, conditions, covenants, exceptions, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of CanArgo Energy Corporation or any of its Subsidiaries, provided that such Liens do not, in the aggregate, materially detract from value of such property;

                  (f) any Lien created to secure all or any part of the purchase price, or to secure Indebtedness incurred or assumed to pay all or any part of the purchase price or cost of construction, of property (or any improvement thereon) acquired or constructed by CanArgo Energy Corporation or any other CanArgo Group Member after the date of the Closing, provided that:

                           (i) any such Lien shall extend solely to the item or items of such property (or improvement thereon) so acquired, leased or constructed and, if required by the terms of the instrument originally creating such Lien, other property (or improvement thereon) which is an improvement to or is acquired for specific use in connection with such acquired, leased or constructed property (or improvement thereon) or which is real property being improved by such acquired, leased or constructed property (or improvement thereon),

                           (ii) the principal amount of the Indebtedness secured by any such Lien shall at no time exceed an amount equal to 80% (but 100% in the case of property (or improvement thereon) the acquisition of which is financed through a Capital Lease Obligation) of the lesser of: (A) the cost to CanArgo Energy Corporation or such other CanArgo Group Member of the property (or improvement thereon) so acquired or constructed; and (B) the Fair Market Value (as determined in good faith by the board of directors of CanArgo Energy Corporation) of such property (or improvement thereon) at the time of such acquisition or construction,

                           (iii)    any such Lien shall be created
                                    contemporaneously with, or within 180 days after, the acquisition, lease or construction of such property;

                  (g) Liens securing Indebtedness arising under the Loan Documents;

                  (h) contractual Liens which arise in the ordinary course of business under and pursuant to the terms of the Basic Documents or other concessions agreements, production sharing agreements and contracts; joint venture, exploration, limited or general partnership, dry hole, bottom hole, acreage contribution, purchase and acquisition agreements; exploration, production and development licenses; operating agreements; drilling agreements; oil and gas leases; farm-out and farm-in agreements; division orders; contracts for the sale, transportation or exchange of oil and natural gas; unitization and pooling declarations and agreements; area of mutual interest agreements; overriding and net profits royalty agreements; marketing agreements; processing agreements; development agreements; gas balancing or deferred production agreements; injection, repressuring and recycling agreements; salt water or other disposal agreements; seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with applicable GAAP, provided that any such Lien referred to in this clause does not materially impair the use of the property covered by such Lien for the purposes for which such property is held by CanArgo Energy Corporation or any other CanArgo Group Member or materially impair the value of such property subject thereto;

                  (i) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board of Governors of the Federal Reserve System of the United States of America (or any successor Governmental Authority) or other Governmental Authority and no such deposit account is intended by CanArgo Energy Corporation or any other CanArgo Group Member to provide collateral to the depository institution, except in each such case in connection with letter of credit obligations issued pursuant to or in connection with any Basic Documents or other agreements referred to in clause (h);

                  (j) Other Liens not described in clauses (a) to (i) of this Section on the property of CanArgo Energy Corporation or any Subsidiary in an aggregate amount at any time not exceeding US$100,000; and

                  (k)      Permitted Encumbrances


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


SECTION 11.4      PRIORITY

                  CanArgo Energy Corporation shall not, without the consent of the Required Holders issue any Indebtedness with priority over, or pari passu with, the Notes.

SECTION 11.6      RESTRICTED PAYMENTS.

                  CanArgo Energy Corporation will not make any Restricted Payments, except: (a) CanArgo Energy Corporation may declare and pay (i) dividends with respect to its Equity Interests payable solely in additional shares of its Equity Interests or Indebtedness and (ii) interest and principal on Indebtedness owed by CanArgo Energy Corporation to another CanArgo Group Member in either case which does not contravene the provisions of the Note Purchase Agreement, and (b) CanArgo Energy Corporation may make distributions pursuant to and in accordance with stock incentive plans or other Plans for management or employees of CanArgo Energy Corporation and its Subsidiaries.

SECTION 11.7      SALE-AND-LEASEBACKS.

                  CanArgo Energy Corporation will not, and will not permit any of its Subsidiaries to, enter into any Sale-and-Leaseback Transaction.

SECTION 11.8      SALE OF ASSETS, ETC.

                  (1) SALE OF ASSETS ETC. CanArgo Energy Corporation will not, and will not permit any other CanArgo Group Members to, make any Transfer, provided that the foregoing restriction does not apply to a Transfer if:

                           (a) the property that is the subject of such Transfer constitutes either: (i) inventory held for sale (including the sale of Hydrocarbons in the ordinary course of business, including, without limitation, pursuant to advance sale contracts, forward contracts and production payments), (ii) abandonments, assignments, leases, subleases or farm-outs of oil and gas properties or dispositions of properties pursuant to operating agreements or other forms of exploration and development agreements or option agreements; or (iii) property, equipment, fixtures, supplies or materials no longer required in the operation of the business of CanArgo Energy Corporation or such Subsidiary or that is redundant, condemned, obsolete, and, in the case of any Transfer described in clauses (i) through
                                    (iii), such Transfer is in the ordinary
                                    course of business (an "Ordinary Course
                                    Transfer"); or


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


                           (b)      either:

                                    (i)      such Transfer is from a CanArgo
                                             Group Member to CanArgo Energy
                                             Corporation; or

                                    (ii)     such Transfer is from CanArgo
                                             Energy Corporation to a CanArgo
                                             Group Member or from a CanArgo
                                             Group Member to another CanArgo
                                             Group Member and in either case is
                                             for Fair Market Value,

                           so long as immediately before and immediately after the consummation of such transaction, and after giving effect thereto, no Default or Event of Default exists or would exist (each such Transfer, an "Intergroup Transfer"); or

                  (c) such Transfer involves oil and gas properties or interests therein that are exchanged for other oil and gas properties or interests therein in arms length transactions or such Transfer is pursuant to a Permitted Farmout Arrangement.

                  (2) DISPOSAL OF OWNERSHIP OF A CANARGO GROUP MEMBER. CanArgo Energy Corporation will not, and will not permit any CanArgo Group Members to, sell or otherwise dispose of any shares of Subsidiary Stock, nor will CanArgo Energy Corporation permit any such CanArgo Group Member to issue, sell or otherwise dispose of any shares of its own Subsidiary Stock, provided that the foregoing restrictions do not apply to:

                           (a) the issue of directors' qualifying shares by any such Material Subsidiary;

                           (b) any such Transfer of Material Subsidiary Stock constituting an Intergroup Transfer;

                           (c) any such Transfer of Material Subsidiary Stock by a nominee holder as required pursuant to the terms of a Pledge Agreement;

                           (d) any issuance of shares of Subsidiary Stock by a Material Subsidiary that qualifies as a Permitted Farmout Arrangement; and

                           (e) the disposition or dissolution of any Subsidiary that is not a Material Subsidiary; provided that the proceeds of such disposition or assets of the Subsidiary are transferred to another CanArgo Group Member and immediately before and immediately after the consummation of such transaction, and after giving effect thereto, no Default or Event of Default exists or would exist.


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


SECTION 11.9      FUTURE INDEBTEDNESS.

                  Without the prior written consent of the Required Holders, which consent shall not be unreasonably withheld, conditioned or delayed, CanArgo Energy Corporation will not incur any Indebtedness after the date of the Note Purchase Agreement other than: (a) Indebtedness outstanding under the Notes; (b) any additional unsecured Indebtedness, the aggregate amount outstanding thereunder at any time shall not exceed US$1,250,000; (c) unsecured Indebtedness of CanArgo Energy Corporation to another CanArgo Group Member or unsecured Indebtedness of a CanArgo Group Member or direct or indirect Subsidiary of CanArgo Energy Corporation to another CanArgo Group Member; and (d) Indebtedness of a CanArgo Group Member to a direct or indirect Subsidiary of CanArgo Energy Corporation that is not a Material Subsidiary, provided that the aggregate amount outstanding thereunder at any time shall not exceed US$1,000,000. In considering whether to give its consent to any future Indebtedness, the Required Holders shall be entitled to take into consideration, inter alia, the potential effects of any such proposed Indebtedness upon the financial condition and wherewithal of CanArgo Energy Corporation and/or upon their rights under the Loan Documents, and any decision by the Required Holders to withhold their consent to any such proposed future Indebtedness shall be final and binding absent a showing of manifest bad faith.

SECTION 11.10     BASIC DOCUMENTS.

                  CanArgo Energy Corporation shall not and shall not permit any other CanArgo Group Member, without the prior written consent of the Required Holders to (i) cancel or terminate any Basic Agreement to which CanArgo Energy Corporation or other CanArgo Group Members are a party or consent to or accept any cancellation or termination thereof prior to the scheduled expiration thereof; (ii) sell, assign (other than pursuant to the Security Documents or a Permitted Farmout Arrangement) or otherwise dispose of (by operation of law or otherwise) any part of its interest in any Basic Agreements; (iii) waive any default under or breach of any provision of any Basic Agreement to which CanArgo Energy Corporation or any of its Subsidiaries are a party, or waive, fail to enforce, forgive, compromise, settle, adjust or release any Material right, interest or entitlement, howsoever arising, under, or in respect thereof; or (iv) amend, supplement, modify or in any way vary in any respect or agree to any variation of any provision of any Basic Agreement to which CanArgo Energy Corporation or any other CanArgo Group Members are a party, or of the performance of any Material covenant or obligation by any other Person under any Basic Agreement, except any amendment, supplement, modification or variation of the Basic Agreements as a result of the transfer by (x) NOC (Cyprus)'s interest in the Ninotsminda PSC (as defined in Schedule 6.19) to NOC (Jersey) and (y) CNL (Cyprus)'s interest in the Norio PSC and Tbilisi PSC (both as defined in Schedule 6.19) to CNL (Jersey).


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


SECTION 11.11     ANTI-TAKEOVER DEFENSE.

         (a) Except has hereinafter specifically provided, so long as any Indebtedness under any of the Notes is outstanding, CanArgo Energy Corporation shall not enter into or adopt any anti-takeover defense, "poison pill", shareholder rights plan or any other device designed to prevent a takeover, hostile or otherwise, that could encumber, restrict or affect Ingalls & Snyder LLC, Robert L Gipson, Thomas O Boucher, and/or Ingalls & Snyder Value Partners LP to acquire any Equity Interests of CanArgo Energy Corporation;

         (b) Notwithstanding the provisions of Section 11.11(a) to the contrary provided, CanArgo Energy Corporation may enter into or adopt an anti-takeover defense, "poison pill", shareholder rights plan or any other device designed to prevent Ingalls & Snyder LLC, Robert L Gipson, Thomas O Boucher , and/or Ingalls & Snyder Value Partners L.P. or other Note holders to acquire such Equity Interests by means of or in connection with the direct or indirect forbearance, cancellation or exchange of all or any part of the Indebtedness evidenced by the Notes;

         (c) Notwithstanding the provisions of Section 11.11(a) to the contrary provided, Ingalls & Snyder Value Partners L.P. hereby agrees that so long as any Notes are outstanding and no Event of Default exists and is continuing and until the expiration of the second anniversary after the indefeasible satisfaction of all Indebtedness under the Notes, whether by payment, conversion, exchange or otherwise (other than in connection with any proceeding under the United States Bankruptcy Code), Ingalls & Snyder Value Partners L.P. shall not, without the express written consent or approval of the incumbent Board of Directors of CanArgo Energy Corporation, solicit or otherwise seek to effect or participate in a Change of Control of CanArgo Energy Corporation or a change in the composition of the incumbent Board of Directors by means of the purchase or offer to purchase of any Equity Interests of CanArgo Energy Corporation, the solicitation of proxies or written consents, or by voting any Equity Interests acquired by Ingalls & Snyder Value Partners L.P. upon the conversion of Notes pursuant to
                  Section 10.7, in connection with any solicitation of proxies or written consents or at any regular or special meeting of shareholders or otherwise.

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